EXHIBIT 31.3

CERTIFICATIONS

I, Mitchel Sayare, certify that:

1.     I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of ImmunoGen, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 7, 2007

/s/ Mitchel Sayare
Mitchel Sayare
Chairman of the Board of Directors,
Chief Executive Officer and President